Exhibit (h)(2)(i)
FORM OF
Schedule A
Administration and Shareholder Services Agreement
PL Portfolio Optimization Conservative
PL Portfolio Optimization Moderate-Conservative
PL Portfolio Optimization Moderate
PL Portfolio Optimization Moderate-Aggressive
PL Portfolio Optimization Aggressive
PL Money Market Fund
PL International Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Value Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Small-Cap Growth Fund
PL Small-Cap Value Fund
PL Main Street Core Fund
PL Emerging Markets Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Large-Cap Value Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
     Effective: July 1, 2007
     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC LIFE FUNDS
By:
Name:
Title:

PACIFIC LIFE INSURANCE COMPANY
By:
Name:
Title:

By:
Name:
Title: